Exhibit 10.6

METASTORM, INC.
1999 EQUITY INCENTIVE PLAN

1.             PURPOSE

(a)           The purpose of the 1999 Equity Incentive Plan (the “Plan”) is to provide a means by which selected key employees and directors (if declared eligible under paragraph 4) of and consultants to Metastorm, Inc., a Maryland corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to benefit from increases in value of the stock of the Company.  It is intended that this purpose will be effected through the granting of (a) incentive stock options, (b) non-statutory stock options, (c) stock bonuses, and (d) purchases of restricted stock.

(b)           The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424 (e) and (i), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

(c)           The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d)           The Company intends that rights granted under the Plan (“Stock Awards”) shall, in the discretion of the Board of Directors of the Company (the “Board”), or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2 (c), be either (i) stock options granted pursuant to paragraph 5 hereof, including incentive stock options as that term is used in Section 422 of the Code (“Incentive Stock Options”), or options which do not qualify as incentive stock options (“Supplemental Stock Options”), or (ii) stock bonuses, or purchases of restricted stock granted pursuant to paragraph 6 hereof.

2.             ADMINISTRATION.

(a)           The plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).  Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)           The Board The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)             To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Supplemental Stock Option, a stock bonus, a purchase of restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

(ii)            To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any

Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)           To amend the Plan as provided in paragraph 11.

(iv)          Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c)           The board may delegate administration of the Plan to a committee composed of not fewer than three (3) members (the “Committee”).  If the Committee grants Stock Awards to persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all of the members of the Committee shall be disinterested persons, if required and as defined by the provisions of subparagraph 2(d).  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d)           The term “disinterested person,” as used this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2 (c):  (i) who is not at the time he or she exercises discretion in administering the Plan eligible and has not at any time within one (1) year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock options may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates (as defined in the Exchange Act) entitling the participants therein to acquire stock or stock options of the Company or any of its affiliates (as defined in the Exchange Act); or (ii) who is otherwise considered to be a “disinterested person” in accordance with the rules, regulations or interpretations of the Securities and Exchange Commission.  Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

(e)           Any requirement that an administrator of the Plan be a “disinterested person” shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

3.             SHARES SUBJECT TO THE PLAN.

(a)           Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate four million seven hundred fifty thousand (4,750,000) shares of the Company’s common stock.  If any option or right granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not issued under such option or right shall again become available for the Plan.

(b)           The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.             ELIGIBILITY.

(a)           Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates.  A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the Company or any Affiliate.

Stock Awards other than Incentive Stock Options may be granted only to directors, officers or employees of or consultants to the Company or its Affiliates.

(b)           A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board in the selection of a director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to a director:  (i) a majority of the Board and a majority of the directors acting in such matter are disinterested persons, as defined in subparagraph 2(d); (ii) the Committee consists solely of “disinterested persons” as defined in subparagraph 2(d); or (iii) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect.  The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect.  Notwithstanding the foregoing, the restrictions set forth in this subparagraph 4(b) shall not apply if the Board or Committee expressly declares that such restrictions shall not apply.

(c)           No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed  to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant

5.             TERMS OF STOCK OPTIONS.

Each stock option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate.  All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to this paragraph 5, and a separate certificate or certificates shall be issued for shares purchased on exercise of each type of option.  An option designated as a Supplemental Stock option shall not be treated as an incentive stock option.  The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions.

(a)           The term of any option shall not be greater than ten (10) years from the date it was granted.

(b)           The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted.  The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted.

(c)           The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

(d)           Unless otherwise expressly stated in the option, an option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

(e)           The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal).  From time to time during each of such installment periods, the option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised.  During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option.  The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

(f)            An option shall terminate three (3) months after termination of the optionee’s employment or relationship as a director of or consultant to the Company or an Affiliate, unless (i) such termination is due to such person’s permanent and total disability within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a director or consultant; or (ii) the optionee dies while in the employ of or while serving as a director of or consultant to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee’s rights under such option passes by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee’s employment or relationship as a director or consultant, or (b) that it may be exercised more than three (3) months after termination of the relationship with the Company or an Affiliate.  This subparagraph 5(f) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee’s employment or relationship as a consultant or director.

(g)           The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a director or consultant to the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option.  Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company to any other restriction the Board or the Committee determines to be appropriate.

6.             TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate.  The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

(a)           The purchase price under each stock purchase agreement shall be not less than eighty-five percent (85%) of the fair market value of the stock on the date the stock purchase agreement is authorized by the Board or the Committee.  Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(b)           No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

(c)           The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either (i) in cash at the time of purchase, or (ii) at the discretion of the Board or a Committee to which administration of the Plan has been delegated, (A) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the stock is sold, or (B) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion.  Notwithstanding the foregoing, the Board or the Committee to which administration of the plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(d)           Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

(e)           In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

7.             COVENANTS OF THE COMPANY.

(a)           During the terms of any Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

(b)           The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon grant or exercise of Stock Awards under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”), either the Plan, any Stock Award granted under the Plan or any stock issued or issuable pursuant to any such Stock Awards.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

8.             USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

9.             MISCELLANEOUS.

(a)           The Board or the Committee shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which an option or stock acquired pursuant to a Stock

Award will vest, notwithstanding the provisions.  In the Stock Award stating the time during which it may be exercised or the time during which stock acquired pursuant thereto will vest.

(b)           Neither a recipient of a Stock Award nor any person to whom a Stock Award is transferred under subparagraphs 5(d) and 6(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms and is thereby entitled to receive shares of stock.

(c)           Throughout the term of any Stock Award granted pursuant to the Plan, the Company shall make available to the holder of such Stock Award, not later than one hundred twenty (120) days after the close of each of the Company’s fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

(d)           Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any recipient any right to continue in the employ of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee or recipient with or without cause.  In the event that a Stock Award recipient is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment for purposes of his or her Stock Award, and (ii) suspend or otherwise delay the time or times at which the shares subject to the Stock Award would otherwise vest.

(e)           To the extent provided by the terms of any Stock Award, the recipient may satisfy any federal, state or local tax withholding obligation relating to the exercise or receipt of such Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of receipt of the Stock Award cash or a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.

(f)            In connection with each Stock Award made pursuant to the Plan, the Company may require as a condition precedent to its obligation to issue or transfer shares to an eligible participant, or to evidence the removal of any restrictions on transfers or lapse of any repurchase right, that such participant make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

(g)           The Company may, as a condition of transferring any stock pursuant to the Plan, require any person who is to acquire such stock (1) to give written assurances satisfactory to the Company as to the optionee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the stock; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock for such person’s own account and not with any present intention of selling or otherwise distributing the stock.  These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

10.           ADJUSTMENTS UPON CHANGES IN STOCK.

(a)           If any change is made in the stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

(b)           In the event of:  (1) a merger or consolidation in which the Company is not the surviving corporation, or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar rights for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect.  In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar Stock Awards for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as employees or as consultants or directors for the Company, as the case may be, the time during which such Stock Awards shall vest shall be accelerated and the Stock Awards terminated if not exercised prior to such event.  In the event of a dissolution or liquidation of the Company, any options outstanding under the Plan shall terminate if not exercised prior to such event.

11.           AMENDMENT OF THE PLAN.

(a)           The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will increase the number of shares reserved for issuance under the Plan.

(b)           With a view to making available the benefits provided by Section 422 of the Code and/or Rule 16b-3 promulgated under the Exchange Act, if deemed desirable by the Board, the Board in its discretion shall determine at the time of each amendment of the Plan whether or not to submit such amendment to the shareholders of the Company for approval.

(c)           It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

(d)           Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

12.           TERMINATION OR SUSPENSION OF THE PLAN.

(a)           The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

13.           EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award granted under the Plan shall be exercised and no stock shall otherwise be issued under the Plan unless and until the Plan has been approved by the shareholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of Maryland.

IN WITNESS WHEREOF, the authorized officer of the Company has executed this Plan on this 1st day of April, 1999, to be effective on the 1st day of January, 1999.

METASTORM, INC.

BY:

TITLE:

SUMMARY OF THE SUPPLEMENTAL STOCK OPTION GRANT AGREEMENT to METASTORM, INC.’s 1999 EQUITY INCENTIVE PLAN

(there may be some variances between the UK and US versions, the original $0.30 options are still governed under the old terms, and some executives have non-standard grants)

•                                          Metastorm grants to employee an Option to purchase all or any part of the number of shares of Common Stock at the Option price per share and in accordance with the vesting schedule as set forth in Exhibit A

•                                          Employee must sign and abide by Metastorm’s Non-Interference and Confidentiality Agreement in order to receive an Option

•                                          Employee must have been in the continuous employ of Metastorm from the Grant Date through the day immediately prior to the vesting date

•                                          An Option shall become 100% vested upon the earliest to occur of:  (i) a Change in Control or (ii) Employee’s death or Disability

•                                          Options are currently being awarded at $0.65 per share

•                                          Standard vesting schedule is as follows:

Anniversary of Grant Date	Percentage of Shares Vested
1st anniversary	25%
2nd anniversary	50%
3rd anniversary	75%
4th anniversary	100%

•                                          A vested Option may be exercised in whole or in part (minimum of one hundred shares) upon written notice to the Committee accompanied by full payment of the Option Price in cash

•                                          As long as the shares of Common Stock have not been successfully registered under the Securities Act of 1933 (United States), exercie notice shall be accompanied by a written statement stating that the shares are purchased for investment and not with a view to distribution or resale and acknowledging restrictions on the transferability of the shares

•                                          Grantee agrees that Metastorm may, in connection with the first underwritten of any securities of the Company under the Act, require that the Grantee not sell or otherwise transfer or dispose of any shares of Common Stock or other securities during such period (not to exceed one hundred eighty (180) days) following the effective date (the “Effective Date”) of the registration statement

•                                          Upon notice of exercise and receipt of payment, Metastorm shall issue the number of shares of Common Stock in the form of fully paid and nonassessable Common Stock.  The stock certificates for any shares of Common Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such share

•                                          Unless terminated earlier, the Option shall expire at 12:01 a.m. Eastern Time on the day prior to the fifth (5th) anniversary of the Grant Date

•                                          All Options shall expire at 12:01 am Eastern Time on the date Grantee’s employment with Metastorm is terminated, unless such termination was the result of the Grantee’s death or Disability

•                                          Upon Grantee’s death, Grantee’s Permitted Transferee may exercise all or any part of the outstanding Option as of the Grantee’s date of death, provided such exercise occurs within twelve (12) months after the date of Grantee’s death, but not later than the end of the stated term of the Option

1

•                                          In the event that Grantee ceases, by reason of Disability, to be an employee of Metastorm, the outstanding portion of the Option may be exercised in whole or in part at any time within twelve (12) months after the date of Disability, but not later than the end of the stated term of the Option

•                                          No shares of Common Stock may be acquired through the exercise of an Option on or after the date the Option expires

•                                          If Grantee’s employment is terminated for any reason, and shares of Common Stock are not publicly traded at the time of such termination of employment, then until such time (if ever) that the shares of Common Stock held by Grantee become publicly traded, Metastorm shall have the right to require Grantee to sell, upon delivery of written notice to Grantee, at any time following Grantee’s termination of employment, all or any portion of (1) the shares of Common Stock then owned by Grantee, ownership of which shares was acquired through exercise of an Option granted hereunder; and (2) Grantee’s right to acquire shares of Common Stock pursuant to any remaining unexercised portion of an Option granted hereunder

•                                          The purchase price for shares of Common Stock purchased pursuant to Metastorm’s call rights shall be the Fair Market Value of such shares of Common Stock as of the date that Metastorm mails or otherwise delivers written notice to Grantee of a call

•                                          The purchase price for Grantee’s right to acquire shares of Common Stock pursuant to the unexercised portion of an Option which is purchased by Metastorm pursuant to its call rights shall be the difference between the exercise prices of the shares that are the subject of the unexercised Option and the Fair Market Value of those shares on the date of the purchase of the shares by Metastorm

•                                          At Metastorm’s option, the price for any Common Stock purchased by Metastorm pursuant to its call rights shall be paid in cash or in installments over the period.  In the event Metastorm elects to pay the purchase price in installments, the deferred portion of the repurchase price shall accrue interest compounded annually at the applicable short-term federal rate for the month in which Metastorm mails or otherwise delivers written notice to Grantee of a call

•                                          The purchase price paid by Metastorm for the Common Stock and/or Options shall be reduced by any amount that the Grantee owes to Metastorm

•                                          If Metastorm elects to pay the purchase price in installments, no amount shall be due Grantee on the Closing Date.  Metastorm shall pay Grantee the purchase price (less any amount Grantee owes to Metastorm) in three equal annual installments of principal, the first of which shall be due on the first anniversary of the Closing Date, with the final installment of principal due on the third anniversary of the Closing Date.  Accrued interest on the deferred purchase price shall be due and payable with each installment of principal

•                                          Metastorm shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due the Grantee the amount of any taxes required by law to be withheld as a result of the exercise of the Option; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law.  In lieu of such deduction, Metastorm may require the Grantee to enter an arrangement providing for the cash payment by the Grantee to Metastorm of any tax withholding obligation of Metastorm arising by reason of:  (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.  If the Grantee does not make such payment when requested, Metastorm may refuse to issue any Common Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made

•                                          The Option shall be nontransferable otherwise than by will or the laws of descent and distribution.  Any and all transferees of the Option shall be bound by the terms of the Agreement.  During the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative

METASTORM, INC. 1999 EQUITY INCENTIVE PLAN

SUPPLEMENTAL 2001 STOCK OPTION GRANT AGREEMENT

This Grant Agreement is entered into this        day of         , 200  , by and between METASTORM, INC. (the “Company”), and                          (the “Grantee”).

The Grantee and the Company agree that the grant of options hereunder and the purchase and sale of Common Stock upon exercise thereof are intended to comply with the exemption from registration provided by Rule 701 of the Securities Act of 1933 and each shall use his or its best efforts to comply with such Rule 701.

ARTICLE 1

DEFINITIONS

For the purposes of this Agreement, except where the context otherwise indicates, the following definitions shall be applicable.

 “Affiliate” shall mean any parent or subsidiary corporation of the Company, as those terms are defined §§424(e) and (f) of the Code.

 “Agreement” shall mean this Grant Agreement and shall include the applicable provisions of the Plan, which is hereby incorporated into and made a part of the Agreement.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall mean the approval by the shareholders of the Company of:

(i)            an agreement (1) to merge, amalgamate, or consolidate the Company into another entity that is not an Affiliate (with the Company not surviving); (2) to sell, convey, assign, transfer, lease, or otherwise dispose of all or substantially all of the assets of the Company to an entity that is not an Affiliate; or (3) to consolidate, amalgamate, or merge another entity that is not an Affiliate into the Company pursuant to a transaction in which the outstanding common stock is changed into or exchanged for cash, securities, or other property other than voting common stock or securities of the surviving or continuing entity (provided, however, if such merger, amalgamation, consolidation, sale, conveyance, assignment, transfer, lease or other disposition is not consummated, the approval of such event by the shareholders shall not be deemed to constitute a Change in Control for purposes of this Plan); or

(ii)           any plan of liquidation or dissolution or similar event.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

 “Committee” shall mean the Board or the Committee appointed pursuant to Section 2(c) of the Plan.

 “Common Stock” shall mean shares of the Company’s common stock, $ .001 par value.

“Disability” shall mean termination of Grantee’s employment because he is permanently and totally disabled.  A Grantee will be deemed to be permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Exercise Date” shall mean the date on which the Committee receives the written notice required under Section 4.2 of the Agreement that the Grantee has exercised the Option.

 “Fair Market Value” of a share of Common Stock for any purpose on a particular date shall be determined in a manner such as the Committee shall in good faith determine to be appropriate.

 “Grant Date” shall mean the date specified on Schedule A, attached hereto and made a part hereof, with respect to the number of shares that correlate to the specified Grant Date.

 “Option” shall mean a nonqualified stock option to acquire shares of Common Stock of Company.

 “Option Price” shall mean the price per share of Common Stock at which an Option may be exercised, as is designated on Schedule A.

 “Plan” shall mean the Metastorm, Inc. 1999 Equity Incentive Plan, as amended from time to time.

Any capitalized term used herein that is not expressly defined in the Agreement shall have the meaning that such term has under the Plan.

ARTICLE 2

GRANT OF OPTION

Section 2.1 Grant of Option.  Subject to the provisions of the Agreement, and pursuant to the provisions of the Plan, Company hereby grants to the Grantee, as of the Grant Date specified on Schedule A, an Option to purchase all or any part of the number of shares of Common Stock set forth on Schedule A at the Option Price per share set forth on Schedule A.

Section 2.2 Condition Precedent to Grant of Option.  As a condition to receiving grants under the Plan, the Grantee shall enter into, and meet the requirements of, the Non-Interference and Confidentiality Agreement substantially in the form of the agreement attached hereto and marked Exhibit A.

ARTICLE 3

VESTING

Section 3.1 Vesting Schedule. Unless an Option has earlier terminated pursuant to the provisions of the Agreement, Grantee shall be vested in such Option in accordance with the vesting schedule specified on Schedule A; provided, however, that Grantee shall have been in the continuous employ of the Company and/or its Affiliates from the Grant Date through the day immediately prior to the vesting date specified on Schedule A.

Section 3.2 Acceleration of Vesting.  Unless an Option has earlier terminated pursuant to the provisions of the Agreement, each Option that has been granted to Grantee hereunder shall become one hundred percent (100%) vested in Grantee upon the earliest to occur of: (i) a Change in Control or (ii) Grantee’s death or Disability.  Notwithstanding the provisions of this Grant Agreement providing for an acceleration of vesting upon a Change in Control, such acceleration shall be limited to the extent necessary to prevent such acceleration from triggering an “excess parachute payment,” within the meaning of Section 280G of the Code.

ARTICLE 4

EXERCISE OF OPTION

Section 4.1 Exercisability of Option. No Option granted to the Grantee herein shall be exercisable by Grantee prior to the time such Option has vested.

Section 4.2 Manner of Exercise.

(a) A vested Option may be exercised, in whole or in part, by delivering written notice to the Committee in such form as the Committee may require from time to time; provided, however, that the Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares then exercisable is less than one hundred (100). Such notice shall specify the number of shares of Common Stock subject to the Option as to which the Option is being exercised and shall be accompanied by full payment of the Option Price of the shares of Common Stock as to which the Option is being exercised.  In addition, so long as the shares of Common Stock have not been successfully registered under the Securities Act of 1933, such notice shall be accompanied by a written statement stating that the shares are purchased for investment and not with a view to distribution or resale and acknowledging restrictions on the transferability of the shares, such written statement and acknowledgment to be provided by executing a letter substantially in the form of the letter attached hereto and marked Exhibit B.

(b) Payment of the Option Price shall be made (i) in cash (including certified or cashier’s check), (ii) with the consent of the Committee, in shares of Common Stock (including shares of Common Stock acquired upon the exercise of an option) which have been owned by the Grantee for more than six (6) months and which have a total Fair Market Value on the Exercise Date equal to the Option Price multiplied by the number of shares of Common Stock as to which the Option is being exercised, or (iii) by a combination of the foregoing.

(c) By exercising this option the Grantee agrees that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of any securities of the Company under the Act, require that the Grantee not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the “Effective Date”) of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters.  For purposes of this restriction the Grantee will be deemed to own securities which (1) are owned directly or indirectly by the Grantee, including securities held for the Grantee’s benefit by nominees, custodians, brokers or pledgers; (2) may be acquired by the Grantee within sixty (60) days of the Effective Date; (3) are owned directly or indirectly, by or for the Grantee’s brothers or sisters (whether by whole or half blood) spouse, ancestors and lineal descendants; or (4) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which the Grantee is a shareholder, partner or beneficiary, but only to the extent of his proportionate interest therein as a shareholder, partner or beneficiary thereof.  The Grantee shall further agree that the Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Section 4.3 Issuance of Shares and Payment upon Exercise.  Upon exercise of the Option, in whole or in part, in accordance with the terms of the Agreement and upon payment of the Option Price for the shares of Common Stock as to which the Option is exercised, the Company shall issue to the Grantee or, in the event of the Grantee’s death, to the Grantee’s executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable Common Stock.  The stock certificates for any shares of Common Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.

ARTICLE 5

TERMINATION OF OPTION

Section 5.1 Term of Option.  Unless the Option granted pursuant to Section 2.1 terminates earlier pursuant to other provisions of the Agreement, the Option shall expire at 12:01 a.m. Eastern Time on the day prior to the fifth (5th) anniversary of the Grant Date.

Section 5.2 Termination of Employment.

(a)           Termination of Employment or Affiliation for Reason Other Than Death or Disability.   Unless the Option has earlier expired or terminated pursuant to the provisions of this Agreement or unless the Company provides otherwise in its sole discretion, all Options granted to Grantee hereunder shall expire at 12:01 a.m. Eastern Time on the date Grantee’s employment with the Company or an Affiliate is terminated, unless such termination was the result of the Grantee’s death or Disability.

(b)           Termination of Employment or Affiliation for Death or Disability.

(i)            Termination of Employment by Reason of Death.  Unless the Option has earlier terminated pursuant to the provisions of the Agreement, upon Grantee’s death Grantee’s Permitted Transferee may exercise all or any part of the outstanding Option as of the Grantee’s date of death, provided such exercise occurs within twelve (12) months after the date of Grantee’s death, but not later than the end of the stated term of the Option.

(ii)           Termination of Employment or Affiliation by Reason of Disability.  Unless the Option has earlier terminated pursuant to the provisions of the Agreement, in the event that Grantee ceases, by reason of Disability, to be an employee of or affiliated with the Company or an affiliate, the outstanding portion of the Option may be exercised in whole or in part at any time within twelve (12) months after the date of Disability, but not later than the end of the stated term of the Option. The Committee may require such proof of Disability as the Committee in its sole discretion deems appropriate and the Committee’s determination as to whether Grantee is Disabled shall be final and binding on all parties concerned.

Section 5.3 Effect of Expiration or Termination of Option.   No shares of Common Stock may be acquired through the exercise of an Option on or after the date the Option expires.

ARTICLE 6
CALL RIGHTS

Section 6.1 Call Rights Upon Termination of Employment.

(a)           If Grantee’s employment is terminated by Company or Grantee for any reason, and shares of Common Stock are not publicly traded at the time of such termination of employment, then until such time (if ever) that the shares of Common Stock held by Grantee become publicly traded, the Company shall have the right to require Grantee to sell, upon delivery of written notice to Grantee, at any time following Grantee’s termination of employment, all or any portion of (1) the shares of Common Stock then owned by Grantee, ownership of which shares was acquired through exercise of an Option granted hereunder; and (2) Grantee’s right to acquire shares of Common Stock pursuant to any remaining unexercised portion of an Option granted hereunder.

(b)           The “call” rights contained in this Article 6 shall continue to apply for as long as (i) Grantee holds any Common Stock acquired through the exercise of this Option; and (ii) the shares of Common Stock held by Grantee are not publicly traded.

Section 6.2 Purchase Price.

(a)           The purchase price for shares of Common Stock purchased pursuant to  Article 6 shall be the Fair Market Value of such shares of Common Stock as of the date that Company mails or otherwise delivers written notice to Grantee of a call.

(b)           The purchase price for Grantee’s right to acquire shares of Common Stock pursuant to the unexercised portion of an Option which is purchased by Company pursuant to this Article 6 shall be the difference between the exercise prices of the shares that are the subject of the unexercised vested portion of the Option, as provided on Schedule A, and the Fair Market Value of those shares on the date of the purchase of the shares by the Company.

(c)           Payment of Purchase Price.

(i)            At Company’s option, the price for any Common Stock purchased by Company pursuant to this Section 6.2 shall be paid in cash or in installments over the period and according to the terms contained in Section 6.2(c)(iii).   In the event Company elects to pay the purchase price in installments, the deferred portion of the repurchase price shall accrue interest compounded annually at the applicable short-term federal rate for the month in which the Company mails or otherwise delivers written notice to Grantee of a call.

(ii)           The purchase price paid by Company for the Common Stock and/or Options shall be reduced by any amount that the Grantee owes to Company.

(iii)          If the Company elects to pay the price for any Common Stock pursuant to this Section 6.2 in installments, no amount shall be due Grantee on the Closing Date.  Company shall pay Grantee the purchase price (less any amount Grantee owes to Company) in three equal annual installments of principal, the first of which shall be due on the first anniversary of the Closing Date, with the final installment of principal due on the third anniversary of the Closing Date.  Accrued interest on the deferred purchase price shall be due and payable with each installment of principal.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Non-Guarantee of Employment.  Nothing in the Plan or the Agreement shall be construed as a contract of employment between the Company (or an Affiliate) and the Grantee, or as a contractual right of the Grantee to continue in the employ of the Company or an Affiliate, or as a limitation of the right of the Company or an Affiliate to discharge the Grantee at any time.

Section 7.2 No Rights of Stockholder.  The Grantee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued upon the due exercise of the Option.

Section 7.3 Withholding Taxes. The Company or any Affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due the Grantee the amount of any federal, state or local taxes required by law to be withheld as a result of the exercise of the Option; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law.  In lieu of such deduction, the Company may require the Grantee to enter an arrangement providing for the cash payment by the Grantee to the Company of any tax withholding obligation of the Company arising by reason of:  (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.  If the Grantee does not make such payment when requested, the Company may refuse to issue any Common Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

Section 7.4 Nontransferability of Option.  The Option shall be nontransferable otherwise than by will or the laws of descent and distribution. Any and all transferees of the Option shall be bound by the terms of the Agreement.  During the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative.

Section 7.5 Agreement Subject to Charter and By-Laws.  The Agreement is subject to the Charter and By-Laws of the Company, and all applicable laws, rules or regulations, including without limitation, the laws, rules, and regulations of the United States and the State of Maryland.

Section 7.6 Gender.  As used herein the masculine shall include the feminine as the circumstances may require.

Section 7.7 Headings.  The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

Section 7.8 Notices.  All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Grantee at the address contained in the records of the Company or an Affiliate, or to the Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.  The date of delivery of such notice or other communication shall be the date of such hand delivery or the date of mailing, as applicable.  In the event notice is provided via telecopy or other electronic means, the date of delivery shall be the date the notice is received in intelligible form.

ARTICLE 8

SCOPE OF AGREEMENT

Section 8.1 Entire Agreement; Modification. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

Section 8.2 Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between the Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee (as such term is defined therein) has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

Section 8.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

ATTEST:	METASTORM, INC.

By:
Secretary

WITNESS:	GRANTEE

(Seal)

EXHIBIT A

METASTORM, INC.

NON-INTERFERENCE AND CONFIDENTIALITY AGREEMENT

FOR EXISTING EMPLOYEES

THIS NON-INTERFERENCE AND CONFIDENTIALITY AGREEMENT (“Agreement”) is entered into on the        day of          , 20     (the “Effective Date”), by and between Metastorm, Inc., a Maryland corporation (the “Company”), and                        (the “Employee”).

The Employee is an existing employee of the Company and desires to continue as such and to receive an award under the Metastorm, Inc. 1999 Equity Incentive Plan (the “Equity Incentive Plan”). As a condition to such award and in consideration of the Employee’s continued employment with the Company, the Employee hereby agrees as follows:

1.             Covenants of the Employee.

1.1           Necessity for Covenants. The Employee acknowledges that his employment with the Company has provided (and, in the future, will give) him with access to trade secrets of and confidential information concerning the Company and its Affiliates, and that the Company’s business interests require a confidential relationship between the Employee and the Company and the fullest practical protection and confidential treatment of its trade secrets of and confidential information. The Employee also acknowledges that the Company has invested a great deal of time and money in developing the skills of its existing personnel and in order for the Company to succeed, it needs to retain its existing personnel. The Employee further acknowledges that the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company and its Affiliates, and that the Employee’s agreement to be bound by such covenants are a condition to the Employee’s receipt of an award under the Equity Incentive Plan, and the Employee’s continued employment with the Company.

1.2           Definitions.

(a)           “Affiliate” means any parent or subsidiary corporation of the Company, as those terms are defined §§424(e) and (f) of the Code

(b)            “Confidential or Proprietary Information” means:

(i)            any and all information, formulae, patterns, compilations, programs, devices, methods, techniques, processes, know how, plans (marketing, business, strategic or otherwise), arrangements, pricing and other data (collectively, “Information”) that (i) derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts by the Company and/or any of its Affiliates that are reasonable under the circumstances to maintain its secrecy; or

(ii)           any and all other Information (i) unique to the Company or any of its Affiliates which has a significant business purpose and is not known or generally available from sources outside the Company or its Affiliates or typical of industry practice, or (ii) the disclosure of which would have a material adverse effect on the business of the Company or any of its Affiliates.

(b)           “Control” or any form thereof, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(c)           “Misappropriation,” or any form thereof, means:

(i) the acquisition of any Trade Secret or Confidential or Proprietary Information by a Person who knows or has reason to know that the Trade Secret or Confidential or Proprietary Information was acquired by theft, bribery, misrepresentation, breach or inducement of a breach of a duty to maintain secrecy, or espionage through electronic or other means (each, an “Improper Means”); or

(ii) the disclosure or use of any Trade Secret or Confidential or Proprietary Information without the express consent of the Company by a Person who (x) used Improper Means to acquire knowledge of the Trade Secret or Confidential or Proprietary Information; (y) at the time of disclosure or use, knew or had reason to know that his or her knowledge of the Trade Secret or Confidential or Proprietary Information was (i) derived from or through a Person who had utilized Improper Means to acquire it, (ii) acquired under circumstances giving rise to a duty to maintain its secrecy or limit its use, or (iii) derived from or through a Person who owed a duty to the Company and/or any of its Affiliates to maintain its secrecy or limit its use; or (z) before a material change of his or her position, knew or had reason to know that it was a Trade Secret or Confidential or Proprietary Information and that knowledge of it had been acquired by accident or mistake.

(d)           “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, business trust, joint-stock company, estate, trust, unincorporated organization, or government or other agency or political subdivision thereof; or any other legal or commercial entity.

(e)           “Specified Trade Secrets” means the Trade Secrets or Confidential or Proprietary Information that the Employee is or will be intimately involved in developing or implementing and any additional Trade Secrets or Confidential or Proprietary Information developed or implemented by the Employee after the date hereof.

(f)             “Trade Secrets” means:

(i)            any and all information; machinery; inventions; experiments; research; formulae; patterns; compilations; programs; devices; methods; techniques; processes; software (including, without limitation, designs, programs and codes)know how; plans (including, without limitation, marketing, business, strategic or otherwise); arrangements; pricing, cost, revenue or profit information; and other data (collectively, “Information”) that (1) derive independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use, and (2) are the subject of efforts by the Company and/or any of its Affiliates that are reasonable under the circumstances to maintain their secrecy;

(ii)           any and all other Information (A) unique to the Company or any of its Affiliates which has a significant business purpose and is not known or generally available from sources outside the Company or its Affiliates or typical of industry practice, or (B) the disclosure of which would have a material adverse effect on the business of the Company or any of its Affiliates; and

(iii)          all other information of the Company that would be deemed to be “trade secrets” within the meaning of the Uniform Trade Secrets Act (as promulgated by the United States National Conference of Commissioners on Uniform State Laws) or such other similar statute of any jurisdiction which is found to be applicable to this Agreement, its enforcement or its interpretation.

1.3             Non-Interference with Company Employees. During the term of the Employee’s employment with the Company and, for a period of one (1) year after the Employee’s employment hereunder is terminated (the “Termination Date”), regardless of the reason for such termination (the “Restricted Period”), the Employee shall not, directly or indirectly, for himself or on behalf of any other person, firm, corporation or other entity, whether as a principal, agent, employee, stockholder, partner, officer, member, director, sole proprietor, or otherwise:

(a)           solicit, hire, entice, or aid, or cooperate with others in soliciting, hiring, enticing or aiding any employee of the Company or any of its Affiliates to leave the employ of, or cease performing services for, the Company or any of its Affiliates; or

(b)           otherwise interfere in any way with the personnel of the Company or any Affiliate.

1.4             No Disparaging Comments Upon Termination. Upon termination of employment with the Company, the Employee shall refrain from making any disparaging remarks about the businesses, services, products, stockholders, officers, directors or other personnel of the Company or any of its Affiliates.

1.5             Trade Secrets and Confidential Information

(a)           The Employee acknowledges, covenants and agrees that:

(i)            except as required by law or court order, the Employee will keep confidential and will not disclose to anyone (other than the Company or any persons designated by the Company), or publish, utter, exploit, make use of (or aid others in publishing, uttering, exploiting or using), or otherwise Misappropriate any Trade Secrets or Confidential or Proprietary Information at any time;

(ii)           each of the Specified Trade Secrets are, and for all purposes hereof shall be, “Trade Secrets,” within the meaning of Section 11-1201 of the Maryland Uniform Trade Secret Act (as codified in the Annotated Code of Maryland, Commercial Law, § 11-1201 et.seq.)), of the Company and its Affiliates;

(iii)          the Employee is and will be intimately involved in the development and/or implementation of the Specified Trade Secrets;

(iv)          in the event the Employee breaches the covenants contained in his Section 1.5 with respect to any Trade Secrets or Confidential or Proprietary Information, such breach shall be deemed to be a Misappropriation of such Trade Secrets or Confidential or Proprietary Information; and

(v)           any Misappropriation of the Specified Trade Secrets or any other Trade Secrets or Confidential or Proprietary Information will result in immediate and irreparable harm to the Company.

(b)           The Employee’s obligations hereunder shall continue both during the term of the Employee’s employment and thereafter, regardless of the reason for the termination of his employment.

(c)           Notwithstanding anything herein to the contrary, the obligations of secrecy and confidentiality set forth herein shall not apply to any Information which is now generally publicly known or which subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by the Employee, or which is required by law or order of any court to be disclosed.

1.6             Property of the Company. All drawings, memoranda, notes, lists, records and other documents or papers (and all copies thereof), including but not limited to, such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Employee, or made available to the Employee or in the Employee’s possession concerning the in any way relating to the conduct of the Business or the business of any Affiliate, customer, or supplier, are and shall be the property of the Company and shall be delivered to the Company promptly upon the termination of the Employee’s employment with the Company or at any other time on request.

1.7             Employee’s Ideas, Etc. All inventions, ideas, prototypes, discoveries, improvements, innovations and the like (“Inventions”) and all works of original authorship or images that are fixed in any tangible medium of expression and all copies thereof (“Works”) which are designed, created or developed by Employee, solely or in conjunction with others, in the course of performance of the Employee’s duties which relate to the Business, shall be made or conceived for the exclusive benefit of and shall be the exclusive property of the Company. The Employee shall immediately notify the Company upon the design, creation or development of all Inventions and Works. At any time thereafter, the Employee, at the request and expense of the Company, shall execute and deliver to the Company all documents or instruments which may be necessary to secure or perfect the Company’s title to or interest in the Inventions and Works, including but not limited to applications for letters of patent, and extensions, continuations or reissues thereof, applications for copyrights and documents or instruments of assignment or transfer. All Works are agreed and stipulated to be “works made for hire,” as that term is used and understood within the Copyright Act of 1976, as amended. To the extent any Works are not deemed to be works made for hire as defined above, and to the extent that title to or ownership of any Invention or Work and all other rights therein are not otherwise vested exclusively in the Company, the Employee shall, without further consideration but at the expense of the Company, assign and transfer to the Company the Employee’s entire right, title and interest (including copyrights and patents) in or to those Inventions and Works.

1.8             Rights and Remedies Upon Breach. The Employee acknowledges and agrees that if the Employee breaches any of the provisions of Sections 1.3 through 1.7 the Company will suffer immediate and irreparable harm for which monetary damages alone will not be a sufficient remedy, and that, in addition to all other remedies that the Company may have (including, without limitation, the recovery of damages pursuant to Section 11-1203 of the Maryland Uniform Trade Secret Act (as codified in the Annotated Code of Maryland, Commercial Law, § 11-1201 et.seq.)), the Company shall be entitled to seek injunctive relief (including, without limitation, an injunction pursuant to Section 11-1202 of the Maryland Uniform Trade Secret Act), specific performance or any other form of equitable relief to remedy a breach or threatened breach of this Agreement (including, without limitation, any actual or threatened Misappropriation) by the Employee and to enforce the provisions of this Agreement, and the Employee hereby waives any and all defenses he may have on the grounds of lack of jurisdiction or competence of a court to grant such an injunction or other equitable relief and to the enforceability of this Agreement. The existence of this right shall not preclude or otherwise limit the applicability or exercise of any other rights and remedies which the Company may have at law or in equity.

1.9             Review. The Employee has received or been given the opportunity to review the provisions of this Agreement, and the meaning and effect of each provision, with independent legal counsel of the Employee’s choosing.

1.10           Interpretation; Severability.

(a)           The Employee has carefully considered the possible effects on the Employee of the covenants not to compete, the confidentiality provisions, and the other obligations contained in this Agreement, and the Employee recognizes that the Company has made every effort to limit the restrictions placed upon the Employee to those that are reasonable and necessary to protect the Company’s legitimate business interests.

(b)           The Employee acknowledges and agrees that the restrictive covenants set forth in this Agreement are reasonable and necessary in order to protect the Company’s valid business interests. It is the intention of the parties hereto that the covenants, provisions and agreements contained herein shall be enforceable to the fullest extent allowed by law. If any covenant, provision, or agreement contained herein is found by a court having jurisdiction to be unreasonable in duration, scope or character of restrictions, or otherwise to be unenforceable, such covenant, provision or agreement shall not be rendered unenforceable thereby, but rather the duration, scope or character of restrictions of such covenant, provision or agreement shall be deemed reduced or modified with retroactive effect to render such covenant, provision or agreement reasonable or otherwise enforceable (as the case may be), and such covenant, provision or agreement shall be enforced as modified. If the court having jurisdiction will not review the covenant, provision or agreement, the parties hereto shall mutually agree to a revision having an effect as close as permitted by applicable law to the provision declared unenforceable. Moreover, to the extent that any provision is declared unenforceable, the Company shall have all rights under statute or common law to enforce its rights with respect to (i) any trade secrets or confidential or proprietary information, or (ii) any unfair competition by the Employee. The parties hereto agree that if a court having jurisdiction determines, despite the express intent of the parties hereto, that any portion of the covenants, provisions or agreements contained herein are not enforceable, the remaining covenants, provisions and agreements herein shall be valid and enforceable.

2.             Dispute Resolution.

2.1           Costs of Litigation. If either party files suit to enforce its rights under this Agreement, the prevailing party shall be entitled to recover from the other party all expenses incurred by it in preparing for and in trying the case, including, but not limited to, investigative costs, court costs and reasonable attorneys’ fees.

2.2           Consent to Jurisdiction. The parties submit to the jurisdiction and venue of the courts of the State of Maryland

2.3           No Jury Trial. NEITHER PARTY SHALL ELECT A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

3.             Other Provisions.

3.1           Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage paid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, four days after the date of mailing, as follows:

(i)            if to the Company, to:

Metastorm, Inc.

8825 Stanford Blvd.

Suite 200

Columbia, MD 21045

(ii)           if to the Employee, to:

Any party may by notice given in accordance with this Section to the other party designate another address or person for receipt of notices hereunder.

3.2           Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto.

3.3           Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Employee and a duly authorized officer of the Company (each, in such capacity, a party) or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

3.4           Governing Law. This Agreement has been negotiated and is to be performed in the United States of America, State of Maryland and shall be governed and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within such State.

3.5           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3.6           Word Forms. Whenever used herein, the singular shall include the plural and the plural shall include the singular. The use of any gender or tense shall include all genders and tenses.

3.7           Headings. The Section headings have been included for convenience only, are not part of this Agreement, and are not to be used to interpret any provision hereof.

3.8           Binding Effect and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, heirs, personal representatives and other legal representatives. This Agreement may be assigned by the Company to any entity which buys substantially all of the Company’s assets. However, the Employee may not assign this Agreement without the prior written consent of the Company.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement or caused it to be executed and attested by their duly authorized officers as a document under seal on the day and year first above written.

ATTEST/WITNESS:	METASTORM, INC.

By: Chris Desautelle, CFO	By:	Robert Farrell, CEO/President

EMPLOYEE:

Name

EXHIBIT B

Metastorm, Inc.

Gentlemen:

I hereby exercise the Option granted to me on                                      , 20    , by Metastorm, Inc. (the “Company”), subject to all the terms and provisions thereof and of the Metastorm, Inc. 1999 Equity Incentive Plan (the “Plan”), and notify you of my desire to purchase                          shares of Common Stock of Metastorm, Inc. at a price of $      per share pursuant to the exercise of said Option. This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Option (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the “Shares”) as follows:

(a)           I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.

(b)           The Shares are being issued without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon one or more exemptions contained in the Act, and such reliance is based in part on the above representation.

(c)           The certificates for the Shares to be issued to me will bear a legend substantially as follows:

“The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts.”

Appropriate stop transfer instructions will be issued by the issuer to its transfer agent.

(d)           Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate. As a condition to any transfer of the shares, I understand that the issuer will require an opinion of counsel satisfactory to the issuer to the effect that such transfer does not require registration under the Act or any state securities law.

(e)           The issuer is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under Regulation A under the Act for my benefit.

Total Amount Enclosed: $

Date:
(Grantee)

Received by Metastorm, Inc. on

,

By:

SCHEDULE A

Options Granted to

Grant Date	Number of Shares	Option Price Per Share

Anniversary of Grant Date	Percentage of Shares Vested